Exhibit 99.2

MEMORANDUM OF UNDERSTANDING

By and through their respective undersigned attorneys, the parties (the “Parties”) to the consolidated putative class-action lawsuit pending in the Court of Chancery of the State of Delaware (the “Court of Chancery”), styled In Re Globe Specialty Metals, Inc. Stockholders Litigation, C.A. No. 10865-VCG (the “Litigation”), have reached an agreement in principle providing for the settlement of the Litigation (the “Settlement”) on the terms and subject to the conditions set forth in this Memorandum of Understanding (the “Memorandum”).

WHEREAS, on February 23, 2015, Globe Specialty Metals, Inc. (“Globe”) and Grupo FerroAtlántica, S.A.U. (“FerroAtlántica”)—a company which is wholly owned by Grupo Villar Mir, S.A.U. (“Grupo VM”)—announced they had entered into a definitive Business Combination Agreement (as amended and restated on May 5, 2015, the “Business Combination Agreement”), pursuant to which the two companies will combine in an all-stock transaction (the “Proposed Transaction”) under a new holding company named VeloNewco Limited (“VeloNewco”), which will be renamed Ferroglobe PLC (“Ferroglobe”).

WHEREAS, between March 23, 2015 and April 21, 2015, four Globe stockholders filed separate class action lawsuits in the Court of Chancery challenging the Proposed Transaction under the following captions: Fraser v. Globe Specialty Metals, et al., C.A. No. 10823-VCG, filed March 23, 2015; City of

Providence v. Globe Specialty Metals, et al., C.A. No. 10865-VCG, filed April 1, 2015; International Union of Operating Engineers Local 478 Pension Fund v. Globe Specialty Metals, et al., C.A. No. 10899-VCG, filed April 10, 2015; and Cirillo v. Globe Specialty Metals, et al., C.A. No. 10929-VCG, filed April 21, 2015 (the “Actions”).

WHEREAS, the complaints in the Actions named as defendants: Jeff Bradley and the following members of the Globe board of directors, Alan Kestenbaum, Stuart Eizenstat, Frank Lavin, Donald Barger, Jr., Alan Schriber, and Bruce Crockett (collectively, the “Individual Defendants”); Globe; Grupo VM; FerroAtlántica; Ferroglobe (under its current name, VeloNewco); and Gordon Merger Sub, Inc. (“Merger Sub”) (collectively, the “Defendants”). The complaints allege that the Individual Defendants breached their fiduciary duties to Globe’s stockholders in connection with the Proposed Transaction because, among other things, they allegedly failed to engage in an adequate decision-making process as members of the Globe board of directors and their decision to recommend a stockholder vote in favor of the transaction was unreasonable. The complaints also allege that Globe, Grupo VM, FerroAtlántica, Ferroglobe, and Merger Sub aided and abetted these purported breaches of fiduciary duty. The Actions sought, among other things, an order enjoining or rescinding the Proposed Transaction and damages.

WHEREAS, on May 4, 2015, the Court of Chancery consolidated the Actions under the caption In Re Globe Specialty Metals, Inc. Stockholders Litigation, C.A. No. 10865-VCG, and appointed Prickett, Jones & Elliott, P.A., Kessler Topaz Meltzer & Check, LLP, Bernstein Litowitz Berger & Grossmann LLP, and Robbins Geller Rudman & Dowd LLP as co-lead counsel (collectively, “Lead Counsel”).

WHEREAS, on May 5, 2015, plaintiffs City of Providence and International Union of Operating Engineers Local 478 Pension Fund (“IUOE”) moved for expedited proceedings.

WHEREAS, on May 6, 2015, Ferroglobe filed with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4 (the “Form F-4”), which included a preliminary prospectus for Ferroglobe and a preliminary proxy statement for Globe (the “Preliminary Proxy Statement/Prospectus”). Ferroglobe filed three amendments to its Form F-4 on June 24, 2015, July 21, 2015, and August 7, 2015, respectively.

WHEREAS, between May 26, 2015 and July 10, 2015, Globe produced to Lead Counsel non-public documents relating to the Proposed Transaction, including electronically stored information. Globe and its advisors produced more than 177,000 pages of documents.

WHEREAS, on June 2, 2015, counsel for Defendants and Lead Counsel entered into a confidentiality agreement to protect confidential information exchanged during discovery in the Litigation. The Court of Chancery so-ordered the confidentiality agreement on June 2, 2015.

WHEREAS, on June 15, 2015, plaintiffs City of Providence, IUOE, Fraser, and Cirillo (collectively, “Plaintiffs”) filed a consolidated amended complaint (the “Consolidated Complaint”) in the Litigation. The Consolidated Complaint named as defendants Globe, the Individual Defendants, FerroAtlántica, Grupo VM, Ferroglobe, and Merger Sub and included claims for purported breaches of fiduciary duties by the Individual Defendants in connection with the Proposed Transaction.

WHEREAS, on June 26, 2015, following arms-length negotiations, counsel for Defendants and Lead Counsel stipulated to a schedule for expedited document and deposition discovery in the Litigation. The scheduling stipulation also included a briefing schedule for Plaintiffs to file an application for a preliminary injunction. The Court of Chancery so-ordered the scheduling stipulation on June 29, 2015.

WHEREAS, between July 7, 2015 and July 24, 2015, Lead Counsel deposed Donald Barger, Globe director; Jeff Bradley, former Chief Executive Officer of Globe; Luke Gordon of Goldman Sachs & Co.; Javier López Madrid, Vice Chairman of FerroAtlántica; and Alan Kestenbaum, Executive Chairman of Globe.

WHEREAS, on July 25, 2015, Plaintiffs served their opening expert report, on August 4, 2015, Globe served a rebuttal expert report and, on August 10, 2015, Plaintiffs served their reply expert report.

WHEREAS, on August 10, 2015, Plaintiffs filed a motion to preliminarily enjoin the Proposed Transaction and an opening brief in support of that motion. Globe filed an answering brief on August 17, 2015 and Plaintiffs filed a reply brief on August 21, 2015.

WHEREAS, on August 12, 2015, Globe filed its definitive proxy statement on Schedule 14A (the “Proxy Statement”). On August 26, 2015, Globe filed a Form 8-K (the “Form 8-K”) and Definitive Additional Proxy Materials with the SEC, which disclosed a description of the summary of financial items FerroAtlántica provided to Globe on July 28, 2015, as well as a summary of the August 7, 2015 Globe Board meeting. Also on August 26, 2015, the Court held a hearing on Plaintiffs’ motion for a preliminary injunction.

WHEREAS, counsel for the Defendants and Lead Counsel have engaged, on behalf of the Parties, in arms-length negotiations concerning a possible resolution of the Litigation and have negotiated various governance and economic terms.

WHEREAS, the Parties have reached an agreement in principle to settle the Litigation, subject to Court of Chancery approval, the closing of the transaction, and other terms and conditions set forth below. Such terms include an aggregate cash payment of $32.5 million (the “Cash Payment”) for the benefit of the Settlement Class (defined below) and various corporate governance provisions to be added to the Business Combination Agreement and the corporate governance documents for Ferroglobe (the “Governance Amendments”).

WHEREAS, pursuant to the Settlement, Globe has agreed to prepare, file with the SEC and mail to stockholders, by no later than Friday, September 11, 2015, a supplement to Globe’s Proxy Statement to provide additional disclosure regarding the amendments to the Business Combination Agreement and the terms and conditions of this Memorandum, and to adjourn the Globe stockholder meeting concerning the Proposed Transaction, currently scheduled for September 10, 2015, to Tuesday, September 22, 2015, to provide sufficient time for stockholders to review the supplement to Globe’s Proxy Statement.

WHEREAS, after completing the discovery referenced above, consultation with their forensic valuation expert, and consulting with their counsel, Plaintiffs have determined that a settlement of the Litigation on the terms reflected in this Memorandum is fair, reasonable, adequate, and in the best interests of the Settlement Class.

WHEREAS, Defendants, solely to avoid the costs, disruption, distraction, and risk of further litigation, and without admitting the validity of any allegations made in the Litigation, or any liability with respect thereto, have concluded that it is desirable that the claims against them be settled on the terms reflected in this Memorandum.

WHEREAS, Defendants have denied, and continue to deny, all allegations of wrongdoing, fault, liability or damage to any of the Plaintiffs or the other members of the Settlement Class; deny that they engaged in any wrongdoing; deny that they committed any violation of law; deny that the Form F-4, the Preliminary Proxy Statement/Prospectus, the Proxy Statement or any other public disclosures were in any way deficient; deny that the process by which the Proposed Transaction was negotiated or is being executed was or is insufficient in any way; deny that the consideration to be paid by FerroAtlántica in connection with the Proposed Transaction is insufficient in any way; deny that they acted improperly in any way; believe that they acted properly at all times; and believe the Litigation has no merit; but wish to settle the Litigation to avoid the burden, expense, and risk of further litigation.

WHEREAS, Plaintiffs’ entry into this Memorandum is not an admission as to the lack of merit of any of the claims asserted in the Litigation.

NOW, THEREFORE, as a result of the foregoing and the negotiations among counsel for the Parties, the Parties have agreed as follows:

1. As soon as practicable after the execution of this Memorandum, the Parties agree to negotiate promptly and attempt in good faith to agree upon and sign a Stipulation of Settlement (“Stipulation”) reflecting the terms set forth in this Memorandum, and such other documentation as may be required in order to obtain final approval by the Court of Chancery of the Settlement and the dismissal of the Litigation with prejudice. The parties shall work in good faith towards entering into a Stipulation of Settlement for submission to the Court no later than September 25, 2015.

2. Immediately following the execution of this Memorandum, counsel for Plaintiffs shall inform the Court of Chancery of the execution of this Memorandum.

3. In consideration for the full and final settlement and dismissal with prejudice of the Litigation, as well as the other provisions set forth herein, the Parties agree to the terms of the Settlement set forth herein. Pursuant to the Settlement, Defendants shall pay or cause to be paid a Cash Payment totaling in the aggregate $32.5 million. The Cash Payment shall be paid into an interest-bearing account jointly controlled by Lead Counsel and counsel for Globe (the “Account”) no later than five (5) business days after the later of (a) the closing of the Proposed Transaction; and (b) entry of a judgment approving the Settlement, notwithstanding any appeal or potential appeal of the judgment or any collateral attack on the Settlement or any part thereof. The Cash Payment, together with any interest earned thereon, shall be distributed on a pro rata basis to Class members (excluding the Excluded Stockholders (defined below)) whose shares of Globe common stock were exchanged for shares of Ferroglobe common stock in the Proposed Transaction (“Eligible Class Members”). The Cash Payment shall not be paid from the Account to Eligible Class Members until (a) the Proposed Transaction has closed; (b) the Court of Chancery has finally certified the Class (as defined below); (c) the Court has entered a judgment providing for the Releases (as defined below), (d) Final Approval of the Settlement has occurred; and (e) the Court of Chancery has entered an order confirming that the Cash Payment will not give rise to appraisal rights in connection with the Proposed Transaction for holders of Globe common stock. If the Cash Payment is not made, the Settlement will be null and void and the Parties will be restored to their previous positions as described in paragraph 13 below.

4. Also, pursuant to the Settlement, the parties to the Proposed Transaction agree to revise the Business Combination Agreement and related agreements to:

(1) Include an “equal treatment” provision in Ferroglobe’s Articles of Association requiring that, until the Sunset Date (as defined in Exhibit A to the Business Combination Agreement), all Ferroglobe stockholders (a) are offered the same type and amount of consideration per share in any tender offer for Ferroglobe (which must include a non-waiveable condition that the tender offer be accepted by holders of a majority of shares not held by Grupo VM), and (b) receive the same type and amount of consideration per share in any scheme of arrangement, merger, consolidation or other transaction with Ferroglobe that is not a tender offer and that results in a change of control of Ferroglobe. The Ferroglobe Articles of Association shall further provide that, until the Sunset Date, the equal treatment provision cannot be repealed or amended without approval of a majority of Ferroglobe public stockholders, present at a stockholders meeting.

(2) Amend Ferroglobe’s Articles of Association and §1.11 of the Business Combination Agreement to require that two (2) of Grupo VM’s five (5) designees for the Ferroglobe board shall be independent directors (meeting the NASDAQ independence requirements), so that a majority of the Ferroglobe board consists of independent directors. For the avoidance of doubt, the number of directors that Grupo VM has the right to nominate and to designate shall not be reduced.

(3) Amend Ferroglobe’s Articles of Association to require approval of a majority of independent directors to increase or decrease the size of the Board during the five-year period beginning on the Effective Date (as defined in the Business Combination Agreement).

(4) Amend the shareholder agreements of Grupo VM and Alan Kestenbaum to open the election of Globe rollover directors to proxy contests, beginning five years after the Effective Date (such five-year period, the “Transition Period”). The Grupo VM shareholder agreement shall be amended to provide that, after the Transition Period, in any election of directors at an annual meeting where a public stockholder nominates a director candidate in opposition to a Globe rollover director (each, a “Contested Election”), Grupo VM shall abstain from voting for either the publicly nominated director candidate or the Globe rollover director. Alan Kestenbaum’s shareholder agreement will be amended to provide that, after the Transition Period, he will have the right to vote his Ferroglobe shares in his discretion, in any Contested Election, and his shareholder agreement will be amended accordingly, but must still vote his shares for the Grupo VM nominees. The Articles of Association shall allow for the nomination of director candidates by public stockholders.

5. Defendants acknowledge that, prior to the Settlement, as a result of the filing and prosecution of the Litigation, the Board met on August 7, 2015 to review financial and other information for purposes of continuing to discharge the Board’s fiduciary duties in the context of recommending the Proposed Transaction. Defendants also acknowledge that, prior to the Settlement, as a result of the filing and prosecution of the Litigation, Defendants made the supplemental disclosures in Amendment No. 3 to the Form F-4 filed August 7, 2015, the Proxy Statement filed August 12, 2015, and the Form 8-K filed August 26, 2015.

6. Defendants acknowledge that the filing and prosecution of the Litigation and discussions and negotiations with Lead Counsel were the sole cause of their decision to provide the additional governance provisions in the Business Combination Agreement and related agreements provided herein. As a condition of this Settlement, neither Plaintiffs nor their counsel will seek additional disclosures or forbearances with respect to the Business Combination Agreement and the transactions contemplated therein, or contend that any additional disclosures or forbearances with respect to the Business Combination Agreement and the transactions contemplated therein are required, beyond the supplemental disclosures in response to Plaintiffs’ disclosure claims contained in Amendment No. 3 to the Form F-4 filed August 7, 2015, the Proxy Statement filed August 12, 2015, and the Form 8-K filed August 26, 2015.

7. The Stipulation shall provide for the certification of the Litigation, for settlement purposes only, as a class action pursuant to Court of Chancery Rule 23, on behalf of a non-opt-out class consisting of all record and beneficial holders of common stock of Globe who held such stock at any time during the period from and including February 22, 2015 through and including the date of the consummation of the Proposed Transaction (the “Class Period”) and who were allegedly damaged as a result of Defendants’ conduct alleged in the Consolidated Complaint, excluding the Excluded Stockholders (as defined below) (the “Settlement Class”). The Stipulation will further provide that, in the event the Settlement does not become final for any reason, the certification of the Settlement Class may be revoked and Defendants shall reserve the right to oppose any motion for class certification in future proceedings in the Litigation. “Excluded Stockholders” shall include the Defendants; subsidiaries and controlled affiliates of Globe; any corporations, limited liability companies, partnerships, trusts or other entities of which any Defendant is a primary beneficiary or in which any Defendant holds a material equity interest between the date hereof and the Effective Date; and the Immediate Family Members (as defined below) of any Individual Defendant (other than with respect to the Designated Family Member

Shares). “Designated Family Member Shares” means shares of Globe common stock that were owned and controlled by Immediate Family Members prior to the execution of the Business Combination Agreement, which Defendants agree do not and shall not exceed 2,000,000 shares in the aggregate, and which include no more than 750,000 shares held in trust for the benefit of Immediate Family Members and which were included in the August 12, 2015 Proxy Statement as shares owned by an Individual Defendant. The basis for identifying shares as Designated Family Member Shares shall be disclosed and approved among the Parties, in good faith, in connection with the Stipulation of Settlement. “Immediate Family Members” means children, stepchildren, and spouses (including a husband, a wife, or a partner in a state-recognized domestic relationship or civil union). For the avoidance of doubt, no shares transferred, acquired or otherwise placed under the control or indirect ownership of an Immediate Family Member since the execution of the Business Combination Agreement can qualify as Designated Family Member Shares. Excluded Stockholders are excluded from the Class and shall have no claim to and shall not receive any of the Cash Payment, in whole or in part.

8. The Stipulation shall provide that, upon the Effective Date (as defined below) of the Settlement, Plaintiffs and all other members of the Settlement Class (the “Releasing Plaintiff Persons”) shall fully and completely discharge, dismiss with prejudice, settle and release, and shall forever be enjoined from prosecuting, against any of the Released Defendant Persons (defined below), any and all claims, demands, rights, litigation or causes of action, liabilities, damages, losses, obligations, judgments, suits, fees, expenses, costs, matters, and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, matured or unmatured, that Plaintiffs or any or all other members of the Class ever had, now have, or may have against any or all of Defendants and/or their respective controlling persons and/or their respective families, parent entities, associates, affiliates, or subsidiaries, and each and all of their respective past, present, or future officers, directors, stockholders, agents, representatives, employees, attorneys, financial or investment advisors, other advisors, consultants, accountants, investment bankers, commercial bankers, trustees, engineers, insurers, co-insurers and reinsurers, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, heirs, executors, personal or legal representatives, estates, administrators, predecessors, successors, and assigns, whether or not any such person or entity was served or appeared in the Litigation (collectively, the “Released Defendant Persons”), whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule (including, but not limited to, any claims under federal securities laws or state disclosure law or any claims that could be asserted derivatively on behalf of Globe), which have been, could have been, or in the future can or might be asserted in the Litigation or in any other court, tribunal, or proceeding, that are based upon the Class member’s ownership of the common stock of Globe or Ferroglobe shares purchased by Class Members after consummation of the Proposed Transaction, and that arise out of or relate to the allegations, facts, events, acquisitions, matters, acts, occurrences, statements, representations, misrepresentations, or omissions alleged in the complaints filed in the Litigation, including those allegations concerning: (i) the Proposed Transaction, or any amendment thereto; (ii) the adequacy of the consideration to be paid to Globe stockholders in connection with the Proposed Transaction; (iii) any fiduciary obligations of any of the Defendants or Released Defendant Persons in connection with the Proposed Transaction, or any amendment thereto; (iv) the negotiations in connection with the Proposed Transaction, or any amendment thereto, including any alleged deal-protection devices; (v) the disclosures or disclosure obligations of any of the Defendants or Released Defendant Persons in connection with the Proposed Transaction, including without limitation the disclosures or lack of disclosures made in the Preliminary Proxy Statement/Prospectus and/or the Proxy Statement; (vi) the alleged aiding and abetting of any breach of fiduciary duty in connection with the Proposed Transaction; or (vii) any alleged improper personal benefit, conflict of interest, improper payments of any remuneration or employment benefits to any individual made in connection with the Proposed Transaction (collectively, the “Settled Plaintiff Claims”); provided, however, that the Settled Plaintiff Claims shall not include claims to enforce the Settlement or claims based on actions or events occurring after the closing of the Proposed Transaction.

9. The Stipulation shall provide that, upon the Effective Date of the Settlement, Defendants shall fully and completely discharge, dismiss with prejudice, settle and release, and shall forever be enjoined from prosecuting, against any or all of Plaintiffs and/or their respective controlling persons and/or their respective families, parent entities, associates, affiliates, or subsidiaries, and each and all of their respective past, present, or future officers, directors, stockholders, agents, representatives, employees, attorneys, financial or investment advisors, other advisors, consultants, accountants, investment bankers, commercial bankers, trustees, engineers, insurers, co-insurers and reinsurers, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, personal or legal representatives, estates, administrators, predecessors, successors, and assigns, whether or not any such person or entity was served or appeared in the Litigation (collectively, the “Released Plaintiff Persons”), any and all claims, demands, rights, litigation or causes of action, liabilities, damages, losses, obligations, judgments, suits, fees, expenses, costs, matters, and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, matured or unmatured, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, which have been, could have been, or in the future can or might be asserted in the Litigation or in any other court, tribunal, or proceeding, arising out of or relating to the institution, prosecution, settlement, or resolution of the Litigation (the “Settled Defendant Claims”); provided, however, that the Settled Defendant Claims shall not include any claims to enforce the Settlement. The releases set forth in paragraphs 8 and 9 of this Memorandum are collectively referred to herein as the “Releases”.

10. The Stipulation shall provide that Defendants each have denied, and continue to deny, that they have committed or aided and abetted in the commission of any violation of law or breaches of duty or engaged in any of the alleged wrongful acts; that Defendants expressly maintain that they diligently and scrupulously complied with their fiduciary, disclosure, and other legal duties; and that Defendants are entering into the Settlement solely to eliminate the risk, burden, and expense of further litigation.

11. Consummation of the Settlement is expressly conditioned on and subject to the execution of the Stipulation and definitive settlement papers, as well as the following conditions, which shall be included in the Stipulation: (a) consummation of the Proposed Transaction; (b) final certification of the Settlement Class on a non-opt out basis for purposes of settlement only; (c) a finding by the Court of Chancery that the Cash Payment does not create appraisal rights in connection with the Proposed Transaction; (d) entry of a final order and judgment by the Court of Chancery dismissing the Litigation with prejudice and providing for the Releases, (e) Final Approval of the Settlement; (f) payment of the Cash Payment; and (g) revision of the Business Combination Agreement and related agreements pursuant to paragraph 4 above. As used herein, “Final Approval” of the Settlement means that the Court of Chancery has entered an order approving the Settlement and that such order is finally affirmed on appeal or is no longer subject to appeal and the time for any petition for reargument, appeal, or review, by certiorari or otherwise, has expired.

12. In the event that any Settled Plaintiff Claim is commenced or prosecuted against any of the Released Defendant Parties in any court prior to Final Approval of the Settlement, Plaintiffs shall reasonably cooperate with Defendants’ efforts to secure the dismissal with prejudice thereof (or a stay thereof in contemplation of dismissal with prejudice following Final Approval of the Settlement).

13. All provisions of this Memorandum, as well as any Stipulation of Settlement, shall be null and void and of no further force and effect in the event that any of the conditions specified in paragraph 11 above is not satisfied. In any event of nullification of this Memorandum and the Stipulation of Settlement, the Parties shall be deemed to be in the position they were in prior to the execution of this Memorandum and the statements made herein and in connection with the negotiation of the Memorandum or the Settlement shall not be deemed to prejudice in any way the positions of the Parties with respect to the Litigation or any other litigation or judicial proceeding, or to constitute an admission of fact or wrongdoing by any Party, and neither the existence of this Memorandum or Stipulation of Settlement, nor their contents nor any statements made in connection with the negotiation of this Memorandum or Stipulation of Settlement, nor any settlement communications shall be admissible in evidence or shall be referred to for any purpose in the Litigation, or in any other litigation or judicial proceeding. The “Effective Date” of the Settlement shall be the first date by which all of the conditions specified in paragraph 11 above have occurred and been met (or have been waived in a writing signed by the Party that is waiving the event and condition).

14. Plaintiffs and their counsel acknowledge and agree that the parties to the Proposed Transaction may negotiate amendments or modifications to the Proposed Transaction (including to the Business Combination Agreement), and agree that they will not challenge or object to any such amendments or modifications so long as they are not inconsistent with the terms of this Memorandum.

15. Subject to the approval of Plaintiffs and the Court, Defendants shall retain an administrator (the “Settlement Administrator”) to oversee the administration of the Settlement and distribution of the Cash Payment. The Settlement Administrator shall provide notice of the proposed Settlement and distribute the Cash Payment to Eligible Class Members, as approved by the Court. Defendants shall provide or cause to be provided to the Settlement Administrator and Lead Counsel stockholder information from Globe’s transfer agent as appropriate for providing notice to the Class and issuing payments to Eligible Class Members, which shall include (a) a list including all Globe common stockholders not excluded from the Class who were stockholders at any point during the period from February 22, 2015 through and including the date on which the Court enters an order approving the form of notice of the Settlement and scheduling the final approval hearing; (b) a list of all Globe common stockholders whose shares of Globe common stock were exchanged for shares of Ferroglobe common stock in the Proposed Transaction; and (c) a list of all Excluded Stockholders, including identification of where and how their shares of Globe common stock were held. Defendants shall pay or cause to be paid any and all fees, costs and expenses incurred by Defendants, the Settlement Administrator, or any other person in connection with providing notice (including postage and any broker reimbursement costs) and administering the Settlement, including all fees, costs and expenses incurred in connection with issuing payments to Eligible Class Members (“Notice and Administration Costs”), and in no event shall the Cash Payment, Plaintiffs or Lead Counsel be responsible for the payment of any Notice and Administration Costs.

16. Defendants acknowledge that if the Settlement is approved by the Court of Chancery, Plaintiffs’ counsel are entitled to be paid reasonable attorneys’ fees, and reimbursement of reasonable costs and expenses incurred by Plaintiffs’ counsel for their efforts in prosecuting the Litigation and in achieving the Settlement described in this Memorandum. After the execution of this Memorandum, Lead Counsel and counsel for the Defendants will negotiate in good faith regarding the amount of attorneys’ fees and expenses to be paid to Plaintiffs’ counsel in the Litigation, subject to the approval of the Court of Chancery (“Agreed Fee”), and Defendants will not oppose any application up to the amount of an Agreed Fee. Any fee and award relating to the benefits provided by this Settlement shall be payable only if the Settlement is approved by the Court and then only upon satisfaction of the conditions set forth in paragraph 17 below. However, if the Settlement is not approved, the Proposed Transaction is not consummated, or the Effective Date otherwise fails to occur, that shall not prevent

Lead Counsel from seeking an amount of attorneys’ fees and expenses based on the benefits provided prior to the Settlement described in paragraph 5 above. If the Parties are unable to reach agreement with respect to the amount of attorneys’ fees and expenses to be paid to Plaintiffs’ counsel, Lead Counsel reserve the right to submit an application to the Court of Chancery seeking such reasonable attorneys’ fees and expenses, and Defendants reserve the right to oppose and object to the amount of any such application and make any and all arguments against the amount of the fee and expense application as Defendants deem appropriate. Defendants shall pay or cause to be paid the attorneys’ fees and expenses approved pursuant to an order by the Court of Chancery and no portion of the fee and expense award will come from the Cash Payment. Execution of the Stipulation shall not be contingent on an agreement on attorneys’ fees and expenses. If the Parties are unable to reach an agreement on attorneys’ fees and expenses prior to execution of the Stipulation, the Parties agree to submit the Stipulation for final approval.

17. Any attorneys’ fees and expenses awarded by the Court of Chancery shall be paid to Lead Counsel, pursuant to written instructions provided by Lead Counsel, within five (5) business days after the later of: (i) entry of an order making such fee and expense award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to Lead Counsel’s obligation to make appropriate refunds or repayments to Defendants if (a) the Settlement is terminated or (b) if, as a result of any appeal or further proceedings on remand, or successful collateral attack, the award of attorneys’ fees and/or litigation expenses is reduced or reversed and such order reducing or reversing the award has become final and no longer subject to appeal; and (ii) the closing of the Proposed Transaction. Lead Counsel, jointly and in their sole discretion, shall determine the allocation among Plaintiffs’ counsel of any attorneys’ fees and expenses awarded by the Court of Chancery. Defendants shall have no responsibility for, and no liability with respect to, the allocation or distribution of attorneys’ fees or expense among Plaintiffs’ counsel or any other person who may assert any claim thereto. Except as provided herein, the Released Defendant Persons shall bear no other expenses, costs, damages, or fees alleged or incurred by Plaintiffs in the Litigation or by any of their attorneys, experts, advisors, agents, or representatives.

18. Final resolution by the Court of Chancery of Lead Counsel’s fee and expense application shall not be a precondition to the dismissal of the Litigation in accordance with the Stipulation, and shall not affect the validity of the Settlement in any manner. Neither Plaintiffs nor any member of the Settlement Class shall have any right to terminate or withdraw from the Settlement by reason of any order or other proceeding (including, without limitation, any appeals) relating to the application by Plaintiffs’ counsel for, or any approval by the Court of Chancery of, attorneys’ fees and/or expenses. If the Settlement is not approved, the Proposed Transaction is not consummated, or the Effective Date of the Settlement otherwise fails to occur, Lead Counsel reserve the right to make an application for attorneys’ fees and expenses based on the benefits provided prior to the Settlement described in paragraph 5 above, and Defendants reserve their rights to oppose any such fee and expense application.

19. The Parties to this Memorandum will present the Settlement to the Court of Chancery for hearing, approval and appropriate notice to the Settlement Class members as soon as practicable following execution of the Stipulation, and will use their best efforts to expeditiously obtain Final Approval of the Settlement and the dismissal of the Litigation with prejudice.

20. The Stipulation shall provide a statement that: (a) the releases contemplated by the Settlement shall extend to claims that any of the Releasing Plaintiff Persons and Defendants do not know or suspect to exist at the time of the releases, which if known, might have affected the Releasing Plaintiff Persons’ or Defendants’ decision to enter into the release; (b) the Releasing Plaintiff Persons and the Defendants shall be deemed to relinquish, to the extent applicable, and to the full extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code (and any similar law or statutes under the laws of other jurisdictions), which states that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

and (c) the Releasing Plaintiff Persons and the Defendants shall be deemed to waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542. Plaintiffs and Defendants acknowledge, and the other members of the Class by operation of law shall be deemed to have acknowledged, that the inclusion of this provision was separately bargained for and was a material element of the Settlement and was relied upon by each and all of Parties in entering into the Settlement.

21. Pending negotiation, execution, and Final Approval of the Stipulation and Settlement by the Court of Chancery, the Parties and their counsel agree to stay the proceedings in the Litigation and not to initiate any other proceedings other than those incident to the Settlement itself. The Parties will cooperate in seeking an order from the Court of Chancery extending indefinitely their respective deadlines to respond to any filed or served pleadings or discovery requests. The

Stipulation shall provide that all proceedings in the Litigation, except for proceedings relating to the Settlement, shall be stayed until the proceedings related to the Settlement are concluded. Within one business day of the execution of the Stipulation, Plaintiffs will withdraw all challenges to confidential treatment previously filed in the Court of Chancery.

22. This Memorandum will be executed by counsel for the Parties, each of whom represents and warrants that they have the authority from their client(s) to enter into this Memorandum and bind their clients thereto. Each of the Plaintiffs represents and warrants that they are the only holders and owners of their claims and causes of action asserted in the Litigation, and that none of Plaintiffs’ claims or causes of action referred to in any complaint in the Litigation or this Memorandum have been assigned, encumbered, or in any manner transferred in whole or in part.

23. This Memorandum shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any state’s principles governing choice of law. The Parties agree that any dispute arising out of or relating in any way to this Memorandum, the Settlement or the finalization of the Settlement documentation shall be resolved by the Court of Chancery and shall not be litigated or otherwise pursued in any forum or venue other than the Court of Chancery.

24. This Memorandum may be modified or amended only by a writing, signed by all of the signatories hereto, that refers specifically to this Memorandum.

25. The provisions contained in this Memorandum, and the existence of this Memorandum, shall not be deemed a presumption, concession, or admission by any Defendant of any fault, liability, or wrongdoing as to any facts or claims that have been or might be alleged or asserted in the Litigation, or any other action or proceeding that has been, will be, or could be brought, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Litigation, or in any other action or proceeding, whether civil, criminal or administrative, for any purpose other than as provided for expressly herein.

26. This Memorandum is intended by the Parties to be a legally binding agreement that sets forth the material terms and obligations of the Parties in connection with the Settlement, and it shall be binding upon and inure to the benefit of the Parties and their respective agents, executors, heirs, successors, and assigns.

27. This Memorandum may be executed in any number of actual, copied, or electronic counterparts and by each of the different Parties on several counterparts, each of which when so executed and delivered will be an original. The executed signature page(s) from each actual or copied counterpart may be joined together and attached and will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Memorandum effective as of the date set forth below.

DATED: September 10, 2015
PRICKETT, JONES & ELLIOTT, P.A.
OF COUNSEL:

	By:	/s/ Michael Hanrahan
BERNSTEIN LITOWITZ		Michael Hanrahan (# 941)
BERGER & GROSSMANN LLP		Paul A. Fioravanti, Jr. (#3808)
Mark Lebovitch		Corinne Elise Amato (#4982)
Jeroen van Kwawegen		Kevin H. Davenport (#5327)
Christopher J. Orrico		1310 N. King Street
John Vielandi		Wilmington, Delaware 19801
1285 Avenue of the Americas		(302) 888-6500
New York, New York 10019		Co-Lead Counsel for Plaintiffs
(212) 554-1400
Co-Lead Counsel for Plaintiffs

KESSLER TOPAZ
MELTZER & CHECK, LLP
Marc A. Topaz
Lee D. Rudy
Michael C. Wagner
Justin O. Reliford
280 King of Prussia Road
Radnor, Pennsylvania 19087
(610) 667-7706
Co-Lead Counsel for Plaintiffs

ROBBINS GELLER RUDMAN
& DOWD LLP
Randall J. Baron
David T. Wissbroecker
655 West Broadway, Suite 1900
San Diego, California 92101
(619) 231-1058
Co-Lead Counsel for Plaintiffs

HACH ROSE SCHIRRIPA
& CHEVERIE LLP
Frank R. Schirripa
185 Madison Avenue
New York, New York 10016
(212) 213-8311
Counsel for Plaintiff International
Union of Operating Engineers Local
478 Pension Fund and Additional
Counsel for Plaintiffs
RICHARDS, LAYTON & FINGER, P.A.
OF COUNSEL:
	By:	/s/ Raymond J. DiCamillo
LATHAM & WATKINS LLP	Raymond J. DiCamillo (#3188)
Samuel B. Isaacson	Elizabeth A. DeFelice (#5474)
330 North Wabash Avenue	920 North King Street
Suite 2800	Wilmington, Delaware 19801
Chicago, Illinois 60611	(302) 651-7700
Blair Connelley 885 Third Avenue New York, New York 10022	Counsel for Defendants Globe Specialty Metals, Inc., Alan Kestenbaum, Stuart Eizenstat, Frank Lavin, Donald Barger, Jr., Alan Schriber, Bruce Crockett and Jeff Bradley
MORRIS, NICHOLS, ARSHT & TUNNELL LLP
OF COUNSEL:
	By:	/s/ William M. Lafferty
CRAVATH, SWAINE &	William M. Lafferty (#2755)
MOORE LLP	Megan Ward Cascio (#3785)
Robert H. Baron	Shaun M. Kelly (#5915)
Worldwide Plaza	1201 North Market Street, 16th Floor
825 Eighth Avenue	Wilmington, Delaware 19899
New York, New York 10019	(302) 658-9200
Counsel for Defendants Grupo FerroAtlántica, S.A.U., Grupo Villar Mir, S.A.U., VeloNewco Limited and Gordon Merger Sub, Inc.